Exhibit 99.5

Employee FAQ

1: What did you announce today?

A: The Company announced that its Board of Directors has authorized new share repurchase programs, comprised of a $20 billion tender offer scheduled to be completed on August 17, 2006 as well as authorization for an additional $20 billion ongoing share repurchase program to be completed with an expiration of June 30, 2011.

Furthermore, the Company announced today that it completed its previously announced $30 billion stock repurchase program.

2. How much stock is Microsoft repurchasing and through what mechanisms?

A: Under the two programs combined, the Company is authorized to repurchase up to $40 billion of the Company’s common stock.

•	First, we will be offering to repurchase up to $20 billion of common stock through a modified “Dutch auction” tender offer at a price range of $22.50 to $24.75 per share.

•	Second, the board has authorized the repurchase of an additional $20 billion of common stock in the open market by June 30, 2011.

3. Why did you make these announcements now?

A: We decided to take this action for several reasons:

•	We have completed our previously announced $30 billion repurchase program that was originally authorized two years ago today.

•	The Board of Directors and senior management regularly evaluate the Company’s capital needs based on the Company’s outlook for it’s long term profitability and ability to generate cash, its assessment of capital requirements to fund investment in future growth opportunities and manage dilution, as well as ongoing legal risks and business conditions. As a result of this analysis, the Board determined this to be the best course of action at this time.

•	We’re optimistic about the prospects for our financial performance and future growth across our various businesses.

4. Why did Microsoft decide to spend our cash reserves with the repurchase programs announced today?

A: The Board of Directors and management believe that the repurchase programs announced today are appropriate given our confidence in the long-term potential of the Company, our future ability to generate significant cash, and our Board’s assessment of our current capital requirements which include ongoing business and legal risks and investments in future growth opportunities.

5. What is the impact of this decision on the future growth of the Company?

A: The Company is in the unique position of being able to use a significant amount of cash for the tender offer and repurchase plan we have announced AND continue to maintain sufficient cash and short term investments to fund growth opportunities. We’re confident in the long-term potential of the Company and our ability to generate solid and continued earnings and cash flow growth into the future.

6. When do these changes go into effect?

A: The tender offer is expected to commence on July 21, 2006 and end on August 17, 2006, unless extended. The stock repurchase program will commence after the the tender offer is completed and has an expiration of June 30, 2011. The timing, volume and price of purchase under the ongoing program will be determined by management.

7. What are the terms of the tender offer?

A: Under the terms of the tender offer, the Company will repurchase up to $20 billion of its common stock at a price per share not less than $22.50 and not greater than $24.75. Assuming a purchase price as the high-end of the range, this represents the repurchase of 808,080,808 shares of common stock, or approximately 8.1% of the common shares outstanding.

The tender offer is expected to commence on July 21, 2006 and to expire at 12:00 midnight Eastern time on August 17, 2006, unless extended.

A modified “Dutch auction” will allow shareholders to indicate how many shares and at what price within the Company’s specified range they wish to tender. Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the range that will enable it to purchase up to 808,080,808 shares of the Company’s common stock, or such lesser number of shares as are properly tendered.

The Company will not purchase shares below a price stipulated by a shareholder, and in some cases, may actually purchase shares at prices above a shareholder’s indication under the terms of the modified “Dutch auction.”

8. Can employees participate in the tender offer?

A. Most of our employees are also shareholders and can participate in the tender offer, except for our executive officers who have said that they do not intend to participate in the tender offer. Management and the Board of Directors have made no recommendation to shareholders, including employees, as to whether they should participate in the tender offer.

9: How can I participate?

A: All shareholders will be mailed information beginning on Monday, July 24, 2006. Information also can be obtained by contacting Georgeson Inc. at 1-866-482-5026 (U.S. only) or + 44 (0) 207 019 7137 (international). If you hold your stock in a brokerage account you may contact your broker. Participants in the Company’s 401K will receive a communication directly from Fidelity Investments.

10. Does this affect all worldwide employees?

A: The tender offer is open to all shareholders of the Company, and any employee who holds shares may elect to participate in the tender offer if her or she so chooses. The tender offer documentation and instructions on how to participate will be mailed to all shareholders during the week of July 24, 2006. For additional information, contact Georgeson Inc. at 1-866-482-5026 (U.S. only) or

+ 44 (0) 207 019 7137 (international).

11. Is there a recommendation on whether employees should tender their shares?

A: Management and the board of directors have made no recommendation to the Company’s shareholders, including employees, as to whether they should participate in the tender offer. Each shareholder should review the tender offer documentation and consult with his or her own financial and tax advisors to determine whether to participate in the tender offer.

12. What are the tax implications of a stock repurchase?

A. The tax consequences of the tender offer are complex and will differ depending upon each shareholder’s particular circumstances. We strongly encourage each shareholder to read the offer document and seek tax advice before deciding whether to participate in the tender offer. Generally, U.S. shareholders whose shares are repurchased by the Company will either recognize (1) capital gain or capital loss from the sale of such shares or (2) dividend income to the extent of the gross proceeds received for such shares. Non-U.S. shareholders will generally be subject to 30% withholding tax on their gross proceeds from the repurchase.

13. How does this decision impact employees?

A: Employees who are shareholders of the Company receive the same benefits as all other shareholders of the Company.

14: Why didn’t some of this money get allocated to employee compensation and benefits?

A: Due to the broad participation in equity programs most Microsoft employees are shareholders and all employees holding shares are able to participate in the tender offer.

Microsoft makes decisions annually regarding compensation and benefits budgets to ensure our compensation and benefits programs are competitive in external markets where we have employees.

15. Does this impact employee Stock Awards?

A. The tender offer applies to issued shares of Microsoft common stock, therefore unvested Stock Awards may not be tendered and are not affected. Shares issued as the result of vesting of employee Stock Awards and held by an employee are eligible to participate in the tender offer. The process for tendering shares is contained in the tender offer documentation and instructions.

16. How does a Microsoft employee who currently holds Microsoft stock options participate in the tender offer?

The tender offer only applies to issued shares of Microsoft common stock, therefore stock options may not be tendered. However, an employee who currently holds vested options may exercise those options in accordance with the terms of the Microsoft Stock Plans and tender any of the shares issued upon exercise. The process for tendering shares is contained in the tender offer documentation and instructions.

A Microsoft employee should note that an exercise of a stock option may not be revoked even if (i) the shares acquired are tendered and not purchased in the tender offer or (ii) the Microsoft employee elects to revoke his or her tender of shares. An employee who currently holds unvested options may not exercise those options until they vest and thus cannot tender the shares in the tender offer.

17. Does this impact employees that hold Microsoft stock through the ESPP program?

A: Yes, employees who hold shares that they purchased shares through the ESPP may elect to tender some or all of those shares. The process for tendering shares is contained in the tender offer documentation and instructions.

18. Does this impact employees that hold Microsoft shares in their 401(k) Plan?

A. Yes, employees who hold shares in Microsoft’s 401(k) Plan (U.S. employees) may elect to tender some or all of those shares. For information concerning the procedure to tender Shares attributable to your 401(k) account, please contact a Fidelity Benefits Representative at 1-888-810-6738.

19. Does this impact any of my stock awards from the 2006 Performance Review?

A. The tender offer and repurchase plans announced today have no impact on our plans for stock awards or other aspects of compensation from the 2006 Performance Review.

This Q&A is for informational purpose only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation of offers to buy the

Company’s common stock will only be made pursuant to the Offer to Purchase and related materials that the Company will send to its shareholders. Shareholders should read those materials carefully because they will contain important information, including the various terms and conditions of the tender offer. Shareholders will be able to obtain copies of the Offer to Purchase, related materials filed by the Company as part of the statement on Schedule TO and other documents filed with the Securities and Exchange Commission through the Commission’s internet address at http://www.sec.gov without charge when these documents become available. Shareholders and investors may also obtain a copy of these documents, as well as any other documents the Company has filed with the Securities and Exchange Commission, without charge, from the Company or at the Investor Relations section of the Company’s Web site: www.microsoft.com. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer. Shareholders and investors who have questions or need assistance may call Georgeson Inc. at 1-866-482-5026 (U.S. only) or + 44 (0) 207 019 7137 (international).